Item 77M

On March 6, 2012, the Board of Trustees of the Registrant approved the Agreement and Plan of Reorganization pursuant to which the Focused Growth and Income Portfolio (the Acquired Fund), a series of the SunAmerica Series, Inc., would transfer all of its assets to the SunAmerica Focused Alpha Large-Cap Fund (the Alpha
Large-Cap Fund), a series of the Registrant, in exchange solely for the assumption of the Acquired Funds liabilities by the Alpha
Large-Cap Fund and Class A and Class C shares of the Alpha Large-
Cap Fund, which shares will be distributed by the Acquired Fund to the holders of its shares in complete liquidation thereof (the
Focused Growth and Income Reorganization). On July 31, 2012, shareholders of the Acquired Fund approved the Agreement and Plan of Reorganization, and the Focused Growth and Income Reorganization was consummated on August 13, 2012.

On March 6, 2012, the Board of Trustees of the Registrant approved the Agreement and Plan of Reorganization pursuant to which the Focused StarALPHA Portfolio (the Acquired Fund), a series of the SunAmerica Series, Inc., would transfer all of its assets to the SunAmerica Focused Alpha Growth Fund (the Alpha Growth
Fund), a series of the Registrant, in exchange solely for the assumption of the Acquired Funds liabilities by the Alpha Growth Fund and Class A and Class C shares of the Alpha Growth Fund, which shares will be distributed by the Acquired Fund to the holders of its shares in complete liquidation thereof (the Focused
StarALPHA Reorganization). On July 31, 2012, shareholders of the Acquired Fund approved the Agreement and Plan of Reorganization, and the Focused StarALPHA Reorganization was consummated on August 13, 2012.

On March 6, 2012, the Board of Trustees of the Registrant approved the Agreement and Plan of Reorganization pursuant to which the Focused Technology Portfolio (the Acquired Fund), a series of the SunAmerica Series, Inc., would transfer all of its assets to the SunAmerica Focused Alpha Growth Fund (the Alpha Growth
Fund), a series of the Registrant, in exchange solely for the assumption of the Acquired Funds liabilities by the Alpha Growth Fund and Class A and Class C shares of the Alpha Growth Fund, which shares will be distributed by the Acquired Fund to the holders of its shares in complete liquidation thereof (the Focused Technology Reorganization). On July 31, 2012, shareholders of the Acquired Fund approved the Agreement and Plan of Reorganization, and the Focused Technology Reorganization was consummated on August 13, 2012.

On March 6, 2012, the Board of Trustees of the Registrant approved the Agreement and Plan of Reorganization pursuant to which the Focused Growth Portfolio (the Acquired Fund), a series of the SunAmerica Series, Inc., would transfer all of its assets to the SunAmerica Focused Alpha Growth Fund (the Alpha Growth
Fund), a series of the Registrant, in exchange solely for the assumption of the Acquired Funds liabilities by the Alpha Growth Fund and Class A and Class C shares of the Alpha Growth Fund, which shares will be distributed by the Acquired Fund to the holders of its shares in complete liquidation thereof (the Focused Growth Reorganization). On July 31, 2012, shareholders of the Acquired
Fund approved the Agreement and Plan of Reorganization, and the Focused Growth Reorganization was consummated on August 13,
2012.